UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2019

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Current Report on Form 8-K filed by Penn Virginia Corporation (the “Company”) with the Securities and Exchange Commission on September 6, 2019 (the “Original Filing”), on September 3, 2019, the Board of Directors (the “Board”) of the Company appointed Ms. Tiffany Thom Cepak and Mr. Jeffrey Wojahn to the Board, in each case to serve until the 2020 annual meeting of shareholders or their respective earlier death, resignation or removal. Committee assignments for Ms. Tiffany Thom Cepak and Mr. Jeffrey Wojahn were not determined at the time of the Original Filing.

On November 4, 2019, upon recommendation of the Nominating and Governance Committee of the Board, the Board appointed Ms. Tiffany Thom Cepak to its Audit Committee and its Reserves Committee (as chairman) and Mr. Jeffrey Wojahn to its Compensation and Benefits Committee and its Reserves Committee, in each case, effective immediately, to serve until their respective successors are duly appointed and qualified or until their earlier resignation, death or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2019	PENN VIRGINIA CORPORATION

	By:	/s/ Katherine Ryan
Katherine Ryan Vice President, Chief Legal Counsel and Corporate Secretary